EXHIBIT 99-A

News
For Immediate Release

El Paso Corporation Provides Financial and Operational Update

HOUSTON, TEXAS, August 23, 2004—El Paso Corporation (NYSE: EP) is providing today a progress report on its long-range plan, financial and operational information for the second quarter of 2004, and an update on the status of the filing of the company’s 2003 Form 10-K and first and second quarter 2004 Form 10-Qs.

The financial information provided for the quarter and six months ended June 30, 2004 has not been reviewed by the company’s independent auditor. This financial information remains subject to further review by El Paso and its independent auditor and, therefore, is subject to change.

“We continue to make solid progress on our long-range plan,” said Doug Foshee, president and chief executive officer of El Paso Corporation. “With $3.5 billion of asset sales closed or announced, we have effectively met the asset sales goal that we had targeted for year-end 2005. This has led to a sharp reduction in debt, and we expect that reduction to continue as we close as much as $1.8 billion in asset sales in the third quarter of 2004. Our cash flow has been consistent with our long-range plan, and we continue to benefit from natural gas and oil prices that are well above plan assumptions. Operationally, our businesses are performing at or ahead of our expectations, and we are encouraged by the signs of stability in our production business. Given our progress, I’m optimistic about the outlook for El Paso.”

Financial Update

During the second quarter, El Paso continued to make substantial progress toward its goal of reducing debt, net of cash, to $15 billion by year-end 2005. By the end of 2004, El Paso expects its debt, net of cash, to be below $17 billion, well ahead of its original goal.

Unaudited Net Debt ($ Billions)

	Sept. 30, 2003	Dec. 31, 2003	March 31, 2004	June 30, 2004
Total debt	$23.6	$21.9	$21.3	$20.0
Balance Sheet Cash	1.6	1.4	1.8	1.4

Net debt	$21.9	$20.5	$19.5	$18.6

El Paso’s liquidity was approximately $2.7 billion as of July 31, 2004, consisting of approximately $1.3 billion of readily available cash and approximately $1.4 billion of capacity available under its $3-billion bank facility. The company defines readily available cash as cash on deposit or held in short-term investments that is easily accessible for general corporate purposes. During the second quarter of 2004, El Paso purchased approximately $181 million (face value) of its 7.71-percent Gemstone notes due October 31, 2004 at an average price of 101.6 percent, reducing its debt maturities for the remainder of 2004.

El Paso’s cash flow generation has been consistent with its long-range plan. The table below updates El Paso’s net change in cash for the first six months of 2004. In the second quarter of 2004, El Paso paid out $604 million under the terms of the western energy settlement, which was treated as a use of operating cash.

Preliminary Unaudited Financial Information ($ Millions)

Six Months ended
June 30, 2004
Cash flow from operating activities before western energy settlement	$908
Western energy settlement payments	(604)

Cash flow from operating activities	$304
Net proceeds from asset sales and other	1,879
Capital expenditures	(858)
Repayment of debt and other	(1,293)
Dividends paid	(49)

Net change in cash	$(17)

Operational Update – Regulated Business

The financial results for El Paso’s Pipeline Group continue to meet or exceed the assumptions of El Paso’s long-range plan. The outlook for this business remains solid as a result of several projects that will add significant capacity to the Group’s natural gas pipeline system. In July, Cheyenne Plains Gas Pipeline Company, L.L.C, a wholly owned, indirect subsidiary of El Paso Corporation (Cheyenne Plains), commenced construction on a two-phase project that will transport 755 million cubic feet per day (MMcf/d) of Rocky Mountain supplies to the Mid-continent region. Phase 1 of this important new pipeline is expected to be in service in December 2004 with the additional compression to be in service by the end of 2005. Cheyenne Plains expects to complete an approximate $275-million non-recourse financing for this project.

Also in the Western Pipeline Group, Wyoming Interstate Company (WIC) announced in July that it had received binding bids for 350 MMcf/d of capacity on the Piceance Lateral Expansion project. The company plans to begin construction in September 2005 and to have the pipeline in service in late 2005 or early 2006, depending upon weather conditions, Federal Energy Regulatory Commission (FERC) approval, and construction conditions.

In the Eastern Pipeline Group, ANR Pipeline is in the final stages of completion on its Westleg expansion, which will add approximately 218 MMcf/d of capacity when it goes into service in November 2004. Two other projects on the ANR system, Eastleg and Northleg, have each recently received FERC approval. The Eastleg project will provide incremental capacity of 142 MMcf/d to the ANR system in 2005. The Northleg project will displace approximately 110 MMcf/d that it currently sources from another pipeline, beginning in 2005.

Southern Natural Gas Company’s (SNG) South System II project was recently placed in-service. The expansion has a design capacity of 330 MMcf/d and increases the SNG firm transportation capacity along the SNG south mainline to Alabama, Georgia, and South Carolina.

The company continues to make progress on the new 750 MMcf/d Seafarer Pipeline project, which will transport gas from a proposed LNG facility in the Bahamas to southern Florida. The project has secured a customer for all of the firm capacity and is working toward obtaining all regulatory approvals.

Operational Update – Non-Regulated Businesses

El Paso Production Company is on target to achieve the production and operational goals established in the business plan that was announced on June 29, 2004. The company continues to increase its activity, particularly in the Texas Gulf Coast where El Paso has six rigs currently drilling. In the Gulf of Mexico, the company recently added a rig and now has two rigs operating.

During the second quarter 2004, the company closed acquisitions in Brazil (UnoPaso) and the Black Warrior Basin of Alabama totaling $84 million. UnoPaso’s production is ahead of plan, while the coal seam properties it acquired in Alabama are performing in line with expectations. Also, in July 2004, El Paso sold its interests in Indonesia for $23 million plus working capital.

The table below shows the production volumes, capital expenditures, realized prices, and total cash expenses for the first quarter and second quarter of 2004.

Production Operations

	1Q 2004		2Q 2004
Production (MMcfe/d)	956	[1]	805
Capital expenditures ($MM)	$247		$186
Realized prices[2] (net of hedges)
Gas ($/Mcf)	$5.42		$5.74
Liquids ($/Bbl)	27.43		32.57
Production costs ($/Mcfe)[3]	$0.60		$0.64
Other taxes ($/Mcfe)	0.02		0.03
General and administrative expenses ($/Mcfe)	0.42		0.51

Total cash expenses[4]	$1.04		$1.18

1 Includes production from Canadian properties divested during 1Q2004.

2 Realized prices reflect restatement for hedge accounting.

3 Production costs include lease operating expenses plus production related taxes.

4 Cash expenses equal total operating expenses less DD&A and other non-cash charges, including ceiling test charges, which have not been finalized.

The average daily production rate for the third quarter 2004 to date is estimated to be 803 million cubic feet equivalent per day (MMcfe/d), pro forma for the UnoPaso acquisition.

At El Paso’s marketing business, market volatility, principally the Cordova tolling arrangement, coupled with the mark-to-market impact of the hedge accounting restatement resulted in significant losses in the first half of 2004. The marketing business continues to make good progress in reducing the number of contract positions in its trading portfolio.

El Paso is also making solid progress selling its domestic power assets. Of the 38 plants in its domestic inventory at December 31, 2003, 19 have been sold and 16 are targeted to close by the end of October 2004. El Paso’s international power assets are performing at or above the levels assumed in its long-range plan. El Paso will provide updates for its power businesses in today’s conference call.

Status of Form 10-K Filing

On August 9, 2004, El Paso issued a press release (see www.elpaso.com) in which it announced that it expected to file its 2003 Form 10-K by the end of the third quarter of 2004 and its first quarter and second quarter 2004 Form 10-Qs by November 30, 2004. In that release the company disclosed that a further restatement of its 2003 Form 10-K was likely as it believed that certain transactions that were historically treated as hedges for its natural gas production did not qualify for hedge accounting and that it would restate its 1999 through 2003 financial results accordingly. The company has made a determination that it must restate for the hedge accounting issue in addition to its previously announced restatement for the revisions to its natural gas and oil reserves.

The restatement impact for reserve revisions is expected to be as follows:

•	Total $2.7-billion pre-tax reduction to value of oil and gas properties

•	Corresponding after-tax reduction in shareholder’s equity

•	Significantly lower unit DD&A rate in future periods compared to no restatement

•	Increase in 2004 net income and lower exposure to ceiling test charges in the future

•	No impact on cash flow for any period

The restatement impact for hedge accounting is expected to be as follows:

•	$1.0-billion (pre-tax) cumulative impact on stockholders’ equity at December 31, 2003

•	$1.6 billion incremental ceiling test charges

•	Partially offset by $0.6 billion lower DD&A

•	The restatement should have little, if any, impact on El Paso Production Holding Company (EPPH) and El Paso CGP Company (EPCGP)

Based upon the restatement for reserve revisions and hedge accounting, the unit DD&A rate for El Paso’s production business by registrant is estimated to be as follows:

	Current Estimate 2004
DD&A rate ($/Mcfe)	1Q 2004	2Q 2004
El Paso Corp.	1.57	1.65
El Paso Production Holding Company	1.72	1.80
El Paso CGP Company	2.26	2.32

Preliminary and Unaudited Balance Sheet

The capitalization of El Paso (in $ billions) at June 30, 2004 is estimated to be as follows:

Balance sheet cash	$1.4
Debt and obligations	$20.0
Minority and preferred interests	0.5
Common equity	4.3

Total book capitalization	$24.8

With the change in hedge accounting, the previous and new hedge positions for El Paso Production Company’s natural gas production are shown below.

	Previous Hedges		New Hedge Position
		Avg. Price		Avg. Price
	Volume (Tbtu)	($/MMBtu)	Volume (Tbtu)	($/MMBtu)
2004	75	2.55	5.7	3.34
2005	130	3.22	6.4	3.81
2006	84	3.28	6.4	3.76

CONFERENCE CALL REMINDER; SLIDES TO BE AVAILABLE ON WEB SITE

El Paso Corporation has scheduled a live webcast to discuss the matters addressed in this release today at 10:00 a.m. Eastern Daylight Time, 9:00 a.m. Central Daylight Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 582-2703 ten minutes prior to the start of the webcast. The company requests that those who do not intend to ask questions use the webcast option.

During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available 45 minutes before the webcast and can be accessed in the Investors section.

The webcast replay will be available online through the Web site in the Investors section. A telephone audio replay also will be available through August 30, 2004 by dialing (973) 935-8507 (access code 5043240).

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including, without limitation, changes in unaudited and/or unreviewed financial information; the ability to implement and achieve our objectives in the long-range plan, including achieving our debt reduction targets; the extent and time periods involved in the restatement of our prior years’ financial results, whether related to the reserve revisions, the natural gas hedge transactions or otherwise; the ongoing discussions with the SEC regarding the company’s plan for restatement of prior years’ financial results; the potential impact of the restatement of financial results on our access to capital (including borrowings under credit arrangements); further changes in reserve estimates based upon internal and third party reserve analyses; uncertainties associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and the natural gas hedge transactions; outcome of litigation including shareholder derivative and class actions related to reserve revisions and restatements; consequences arising from the delay in filing of our periodic reports including the exercise of remedies by the company’s lenders under certain bond and financing arrangements and if such remedies were to be exercised, the company’s potential inability to identify and obtain alternate sources of financing and the existence of cross-acceleration provisions in various financing agreements; the successful implementation of the settlement related to the western energy crisis; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

The financial information provided herein with respect to the year ended December 31, 2003 and the quarters ended March 31, 2004 and June 30, 2004 have not been audited by its independent auditor. This financial information remains subject to final review and audit by the company and its independent auditor and, therefore, is subject to change.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Kim Wallace, Manager
Office: (713) 420-6330
Fax: (713) 420-6341